As filed with the Securities and Exchange Commission on April 7, 2000
                          Registration No. 333-________
 -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                           RELIV' INTERNATIONAL, INC.
          -------------------------------------------------------------
               (exact name of issuer as specified in its charter)

                Illinois                                       37-1172197
--------------------------------------------            -----------------------
         (State of Incorporation)                       (IRS Employer I.D. No.)

  136 Chesterfield Industrial Boulevard
       Chesterfield, Missouri  63005
              (636) 537-9715                                        63005
---------------------------------------------           -----------------------
 (Address and telephone number of Principal                        (Zip Code)
           Executive Offices)


                            RELIV INTERNATIONAL, INC.

                             1999 STOCK OPTION PLAN
                    -----------------------------------------
                            (Full title of the plan)

                                                  With copy to:

Robert L. Montgomery                              John M. Klimek
Chief Executive Officer                           Merrick & Klimek, P.C.
Reliv' International, Inc.                        401 South LaSalle, Suite 1302
136 Chesterfield Industrial Boulevard             Chicago, Illinois  60605
Chesterfield, Missouri  63005
(636) 537-9715
(name, address and telephone number of
agent for service of process)

CALCULATION OF REGISTRATION FEE
======================== ====================== ====================== ====================== ======================

                                Proposed Proposed

                                 Maximum Maximum

 Title of Securities         Amount to be        Offering Price Per          Aggregate        Amount of Registration
  to be Registered           Registered(1)            Share(2)          Offering Price (3)    Fee
------------------------ ---------------------- ---------------------- ---------------------- ----------------------
------------------------ ---------------------- ---------------------- ---------------------- ----------------------

Common Stock; Without

Par Value                  1,000,000 shares        $1.125 - $1.5625           $1,181,625            $328.50
======================== ====================== ====================== ====================== ======================


(1)Represents the maximum number of shares of Common Stock to be issued by the Company upon the exercise of options granted under the Reliv' International, Inc. 1999 Stock Option Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Reliv' International, Inc. 1999 Stock Option Plan described herein.

(2)Represents the range of prices at which options issued under the Reliv International, Inc. 1999 Stock Option Plan may be exercised to acquire shares of the Company's Common Stock, $1.125 being the minimum exercise price for options currently issued under the 1999 Stock Option Plan and $1.2375 being the maximum exercise price for options currently issued under the 1999 Stock Option Plan. Additional shares to be issued upon exercise of options not yet granted under the 1999 Stock Option Plan will be issued at prices currently undeterminable. Solely for the purpose of determining the registration fee pursuant to Rule 457(h), the price of these shares is based on the closing price of the Common Stock on the Nasdaq National Market on March 31, 2000 of $1.5625.

(3)Represents the maximum aggregate offering price for shares of Common Stock subject to issuance under the 1999 Stock Option Plan, calculated as follows:
722,000 options to purchase 1 share of Common Stock at an exercise price of $1.125 per share and 200,000 options to purchase 1 share of Common Stock at an exercise price of $1.2375. An additional 78,000 options remain unissued under the 1999 Stock Option Plan, and for purposes of determining a registration fee, the closing price of $1.5625 on March 31, 2000 was assigned to these shares.

                                     PART I

Pursuant to Part I of Form S-8, information required under Items 1 and 2 of Form S-8 is omitted as part of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference.
         ---------------------------------------

         The following documents which have been filed with the Securities and Exchange Commission are hereby incorporated by reference in this Registration
Statement:

          1. The Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

          2. The Definitive Proxy Statement dated April 23, 1999, for the Annual Meeting of Shareholders held on May 27, 1999.

          3. The description of the Company's capital stock as set forth in the Registration Statement on Form 8-A (File No. 1-11768) filed by the registrant with the Securities and Exchange Commission on February 25, 1993, including any amendment or report filed for the purpose of updating such description.

         In addition, all documents which are filed by the registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         The validity of the shares of Common Stock offered hereby will be passed upon for the registrant by Merrick & Klimek, P.C., 401 South LaSalle, Suite 1302, Chicago, Illinois 60605. Stephen M. Merrick, one of the principals in such firm, is the Secretary and a Director of the registrant, and owns 475,090 shares of the registrant's Common Stock as of the date of filing this Registration Statement.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Section 8.75 of the Illinois  Business  Corporation  Act confers  broad powers upon corporations incorporated in that State with respect to indemnification of any person against liabilities incurred by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other business entity. The provisions of Section 8.75 are not exclusive of any other rights to which those seeking indemnification may be entitled under bylaw, agreement or otherwise.

         Article XII of the registrant's By-Laws provides that the registrant shall have the power to indemnify any person who was or is party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative
(other than an action by or in the right of the registrant) by reason of the fact that he or she is or was a director, officer, employee or agent of the registrant, or who is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article XII also provides that the registrant shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to the best interests of the registrant, provided that no indemnification shall be made in respect of any claim, issue or matter as to which such persons shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the registrant, unless, and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court shall deem proper.

         To the extent that a director, officer, employee, or agent of the registrant has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

         Any indemnification under Article XII (unless ordered by court) shall be made by the registrant only as authorized in the specific case, upon determination that indemnification of a director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth above. Such determination shall be made:

          (a)  by the board of directors by a majority of a quorum consisting of
               directors   who  were  not  parties  to  such  action,   suit  or
               proceeding, or

          (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

          (c)  by the shareholders.

         Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the registrant in advance of the final disposition of such action, suit or proceeding, as authorized by the board of directors in the specific case, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount, unless it shall ultimately be determined that he or she is entitled to be indemnified by the registrant as authorized in Article XII.

         The indemnification provided by Article XII is not exclusive of any other rights to which those indemnified may be entitled under any contract, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Article XII provides that the registrant shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the registrant, or is or was serving at the request of the registrant, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the registrant would have the power to indemnify him or her against such liability under the provisions of this Article. The registrant has not obtained such insurance to date.

         If a registrant has paid indemnity or has advanced expenses to a director, officer, employee or agent, the registrant shall report the indemnification or advance in writing to the shareholders with or before the notice of the next shareholders meeting.

         Section 2.10(b)(3) of the Illinois Business Corporation Act enables a corporation to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) pursuant to Section 8.65 of the Illinois Business Act (regarding unlawful dividends, stock purchases or stock redemptions) or (iv) for any other transaction for which a director derived an improper personal benefit. The Articles of Incorporation of the Company contain such a provision.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not applicable.

Item 8.  Exhibits.
         --------

     Exhibit No.                                 Exhibit

          4 Reliv' International, Inc. 1999 Stock Option Plan (Incorporated by reference to Appendix E of the Form 14A the Registrant filed April 22, 1999).

          5    Opinion of Merrick & Klimek, P.C.

          23.1 Consent of Ernst & Young LLP, independent auditors of Reliv' International, Inc.

          23.2 The consent of Merrick & Klimek, P.C. is contained in their opinion filed as Exhibit 5 hereto.

          24   Power of attorney (included on signature page).

Item 9.  Undertakings.
         ------------

         (a)      The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfield, State of Missouri, on April 7, 2000.

                         RELIV' INTERNATIONAL, INC.



                         By:  /s/ Robert L. Montgomery
                         --------------------------------------
                         Robert L. Montgomery, President, Chief
                         Executive Officer and Chairman

                                    THE PLAN

         Pursuant to the requirements of the Securities Act of 1933, the Committee which administers the Reliv' International, Inc. 1999 Stock Option Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chesterfielld, State of Missouri on April 7, 2000.

                          PLAN:

                          RELIV' INTERNATIONAL, INC.
                          1999 STOCK OPTION PLAN


                          By:  /s/ Stephen M. Merrick
                          ------------------------------------
                          Stephen M. Merrick, Member of the
                          Compensation Committee

                                POWER OF ATTORNEY

         The undersigned officers and directors of Reliv' International, Inc. hereby constitute and appoint Robert L. Montgomery and Stephen M. Merrick, or either of them, with power to act one without the other, our true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for us and in our stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                       Title                              Date
-------------------------       -----------------------------      -------------


/s/ Robert L. Montgomery        President, Chief Executive         April 7, 2000
-------------------------       Officer and Chairman of the
Robert L. Montgomery            Board of Directors



/s/ Carl W. Hastings            Executive Vice President and       April 7, 2000
-------------------------       Director
Carl W. Hastings



/s/ David G. Kreher             Senior Vice President,             April 7, 2000
-------------------------       Worldwide Sales and Marketing
David G. Kreher


/s/ Stephen M. Merrick          Secretary and Director             April 7, 2000
-------------------------


/s/ Donald L. McCain            Director                           April 7, 2000
-------------------------
Donald L. McCain


/s/ Thomas W. Pinnock           Director                           April 7, 2000
-------------------------
Thomas W. Pinnock


/s/ John B. Akin                Director                           April 7, 2000
-------------------------
John B. Akin


/s/ Thomas T. Moody             Director                           April 7, 2000
-------------------------
Thomas T. Moody


/s/ Sandra S. Montgomery        Director                           April 7, 2000
-------------------------
Sandra S. Montgomery


/s/ Marvin W. Solomonson        Director                           April 7, 2000
-------------------------
Marvin W. Solomonson